Exhibit 10.4

MEMBER SUPPORT AGREEMENT

This MEMBER SUPPORT AGREEMENT (this “Agreement”), dated as of August 9, 2021, is made by and among Astrea Acquisition Corp., a Delaware corporation (“Acquiror”), the Persons set forth on Schedule I hereto (the “Required Members”), Lexyl Travel Technologies, LLC, a Florida limited liability company (the “Company”). The Required Members, Acquiror and the Company shall be referred to herein from time to time collectively as the “Parties.”

WHEREAS, as of the date hereof, the Required Members are the holders of such class and number of units of the Company as are indicated opposite their respective names on Schedule I attached hereto (together with any other Equity Securities of the Company that any Required Member acquires record or beneficial ownership of after the date hereof until the Termination Date (as defined below), collectively, the “Subject Company Equity Securities”);

WHEREAS, Acquiror, the Company and certain other Persons party thereto entered into the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement; and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently therewith, pursuant to which, among other things, the Required Members will not transfer the Subject Company Equity Securities until the Termination Date.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Binding Effect of Merger Agreement. Each Required Member hereby acknowledges that such Required Member has read the Merger Agreement and this Agreement and has had the opportunity to consult with such Required Member's tax and legal advisors. Each Required Member shall be bound by and comply with Sections 8.03(a) (Exclusivity) and 8.05 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Required Member was an original signatory to the Merger Agreement with respect to such provisions.

2. No Transfer.

(a) During the period commencing on the date hereof and ending on the earlier to occur of (i) the HotelPlanner.com Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms (the earlier of such dates, the “Termination Date”), no Required Member shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act (collectively “Transfer”), with respect to any shares of Acquiror Common Stock, any units of Acquiror (“Acquiror Units”), Acquiror Warrants, or any other Equity Securities of Acquiror that such Required Member owns or acquires record or beneficial ownership of after the date hereof until the Termination Date, (collectively, the “Subject Acquiror Equity Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Acquiror Equity Securities or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that nothing herein shall prohibit a Transfer of any Subject Acquiror Equity Securities with the prior written consent of Acquiror and the Company (which consent shall not be unreasonably withheld, conditioned, or delayed) by private sales made at or prior to the consummation of the Merger if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Acquiror, to assume all of the obligations of the transferring Required Member under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 2(a) shall not relieve the transferring Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 2(a) with respect to the Subject Acquiror Equity Securities shall be null and void.

(b) During the period commencing on the date hereof and ending on the Termination Date, except in connection with the consummation of the Transactions, or with the prior written consent of Acquiror, no Required Member shall, directly or indirectly, (i) Transfer or enter into any Contract or option with respect to the Transfer of any of the Subject Company Equity Securities; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Company Equity Securities, (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii), or (iv) take any action that would make any representation or warranty of any such Required Member contained herein untrue or incorrect or have the effect of preventing or disabling such Required Member from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of any such Required Member (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Acquiror, to assume all of the obligations of such transferring Required Member under, and be bound by all of the terms of, this Agreement with respect to such transferred Subject Company Equity Securities; provided, further, that any Transfer permitted under this Section 2(b) shall not relieve such transferring Required Member of its obligations under this Agreement. Any Transfer in violation of this Section 2(b) with respect to the Subject Company Equity Securities shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Required Member.

3. Registration Rights Agreement. On the Closing Date, the Required Members shall deliver to the Company a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among the Company, the Sponsor, and certain of the Company’s equityholders or their respective affiliates, including the Required Members, in substantially the form attached as Exhibit D to the Merger Agreement.

4. Agreement to Vote. From the date hereof until the Expiration Time, each Required Member hereby agrees:

(i) to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) at any meeting of the members of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the members of the Company is sought (and, in the case of a meeting of the members, appear at any such meeting, in person or by proxy, or otherwise cause all of such holder’s Subject Company Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of such Required Member’s Subject Company Equity Securities:

(A) in favor of the Merger Agreement and the Transactions;

(B) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the Transactions);

(C) against any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement or the Transactions; and

(D) against any proposal, action or agreement that would (1) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Transactions, (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (3) result in any of the conditions set forth in Article 9 of the Merger Agreement not being fulfilled or (4) change in any manner the distribution policy or capitalization of, including the voting rights of any class of equity securities of, the Company.

(ii) not to commit or agree to take any action inconsistent with the foregoing

5. Proxy.

(a) The obligations of each Required Member specified in Section 4 shall apply whether or not the Transactions or any action described above is recommended by the manager of the Company or the manager of the Company has previously recommended the Transactions or such action but changed such recommendation.

(b) Each Required Member hereby irrevocably and unconditionally, to the fullest extent permitted by applicable Law, appoints the Company, or any designee of the Company, for so long as the provisions of Section 4 remain in effect, as such Required Member’s attorney-in- fact and proxy with full power of substitution, to vote, express consent or dissent and otherwise act (by written consent or otherwise) with respect to the Subject Company Equity Securities, solely on the matters and in the manner specified in Section 4 and solely in the event that such Required Member fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 4. This proxy (including, for the avoidance of doubt, any voting proxy delivered pursuant to Section 4) shall be valid for the duration of this Agreement.

(c) THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Required Member hereby affirms that the irrevocable proxy granted by each such Required Member pursuant to this Section 5 (including, for the avoidance of doubt, any voting proxy delivered pursuant to Section 4) is granted in consideration of the Company entering into this Agreement and the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of any such Required Member under this Agreement. The proxies and powers of attorney shall not be terminated by any act of any such Required Member or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of each such Required Member. Each Required Member hereby revokes all other proxies and powers of attorney on the matters specified in this Section 5 with respect to the Subject Company Equity Securities that each such Required Member may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by any such Required Member with respect to any Subject Company Equity Securities. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of each such Required Member and any obligation of each such Required Member under this Agreement shall be binding upon the heirs, personal representatives, and successors of each such Required Member. The proxyholder may not exercise the proxy granted pursuant to this Section 5 on any matter except those provided in Section 4. For the avoidance of doubt, the Required Member may vote the Subject Company Equity Securities on all other matters, subject, in all cases, to the other applicable covenants, agreements and obligations set forth in this Agreement.

6. Representations and Warranties. Each Required Member, severally and not jointly, represents and warrants to Acquiror and the Company, only with respect to itself, as follows:

(a) (i) If the Required Member is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Required Member is not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Required Member’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company, or organizational actions on the part of such Required Member. This Agreement has been duly executed and delivered by such Required Member and, assuming due authorization, execution and delivery by the other Parties hereto, this Agreement constitutes a legally valid and binding obligation of such Required Member, enforceable against such Required Member in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Such Required Member is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of its Subject Company Equity Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Company Equity Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Company Equity Securities, other than Liens pursuant to (i) this Agreement, (ii) the Company’s organizational documents, (iii) the Merger Agreement, or (iv) any applicable securities Laws. Such Required Member’s Subject Company Equity Securities are the only equity securities of the Company owned of record or beneficially by such Required Member on the date of this Agreement, and none of such Required Member’s Subject Company Equity Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Company Equity Securities, except as provided hereunder. Such Required Member does not hold or own any Subject Acquiror Equity Securities and does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of the Acquiror.

(c) The execution and delivery of this Agreement by such Required Member does not, and the performance by such Required Member of its obligations hereunder will not, (i) if the Required Member is not a natural person, conflict with or result in a violation of the organizational documents of such Required Member, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Required Member or such Required Member’s Subject Company Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Required Member of its obligations under this Agreement.

(d) There are no Actions pending against such Required Member or, to the knowledge of such Required Members, threatened against such Required Member, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Required Member of his, her or its obligations under this Agreement.

(e) Except as described on Schedule 4.24 to the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by such Required Member, for which the Company or any of its Affiliates may become liable.

(f) Such Required Member understands and acknowledges that each of Acquiror and each Company Party is entering into the Merger Agreement in reliance upon the Required Members’ execution and delivery of this Agreement.

7. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio on the Termination Date. This Agreement may also be terminated, as to each Required Member, by the written agreement of Acquiror, Reservations.com, the Company and such Required Member. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 7 through 9 shall each survive the termination of this Agreement, and (iii) Sections 11 through 19 shall each survive the termination of this Agreement solely to the extent related to any surviving sections. For purposes of this Section 7, (A) “Willful Breach” means, with respect to any agreement, a Party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such Party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the actual knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement and (B) “Fraud” means an actual and intentional fraud with respect to the making of the representations and warranties pursuant to Section 6; provided, that such actual and intentional fraud of such Person shall only be deemed to exist if such Required Member had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by it pursuant to Section 6 were actually breached when made, with the express intention that the other Parties to this Agreement rely thereon to their detriment. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

8. No Recourse. Each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any Acquiror Non-Party Affiliate, and (b) none of the Company Non-Party Affiliates or the Acquiror Non-Party Affiliates shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. For purposes of this Section 8, (i) “Acquiror Non-Party Affiliate” means (A) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of either Acquiror or Sponsor and (B) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons referred to in the immediately preceding clause (i)(A) (other than, for the avoidance of doubt, Acquiror) and (ii) “Company Non-Party Affiliate” means (A) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company or any of its Subsidiaries (other than, for the avoidance of doubt, the Company or any of its Subsidiaries) or any family member of the foregoing Persons and (B) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in the immediately preceding clause (ii)(A) (other than, for the avoidance of doubt, the Company or any of its Subsidiaries).

9. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Required Members make no agreement or understanding herein in any capacity other than in the Required Members’ capacity as a record holder and beneficial owner of the Subject Company Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the Merger Agreement by any representative of the Required Members in such representative’s capacity as a member of the board of managers (or other similar governing body) of the Company or as an officer, employee or fiduciary of the Company or an Affiliate of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

10. Further Assurances. From time to time, at the Company’s or Acquiror’s reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Required Members further agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Company or the Company’s Affiliates or any of their respective successors and assigns challenging the transactions contemplated by this Agreement or the Merger Agreement.

11. Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute a joint venture between the Parties.

12. Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of Delaware, without giving effect to any Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Subject to Section 12(c), each Party, by its execution hereof, hereby (i) irrevocably submits to the exclusive jurisdiction Delaware Court of Chancery or, if jurisdiction is unavailable in the Delaware Court of Chancery, the courts of the United States located in the State of Delaware or, if jurisdiction is unavailable in the courts of the United States located in the State of Delaware, the Delaware Superior Court, for the purpose of any lawsuit between or among the Parties arising in whole or in part under or in connection with this Agreement or any other Transaction Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such lawsuit, any claim that (A) it is not subject personally to the jurisdiction of the above-named courts, (B) its property is exempt or immune from attachment or execution, (C) any such lawsuit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or (D) this Agreement or any other Transaction Agreement or the subject matter hereof or thereof may not be enforced in or by such court, and (iii) agrees not to commence any such lawsuit other than before one of the above-named courts. Notwithstanding the preceding sentence, a Party may commence any lawsuit in a court other than the above named courts solely for the purpose of enforcing an order issued by one of the above named courts.

(c) If, and only if, the Delaware Court of Chancery, the courts of the United States located in the State of Delaware or the Delaware Superior Court would not have jurisdiction over all or any portion of legal proceeding based upon, arising out of or related to this Agreement or any of the Transactions (all or such portion of any such legal proceeding so declined by the Delaware Court of Chancery, the courts of the United States located in the State of Delaware and the Delaware Superior Court, an “Arbitration Action”), the Parties hereto agree that the Arbitration Action will be finally settled by binding arbitration in accordance with the then effective Commercial Arbitration Rules of the American Arbitration Association by a panel of 3 arbitrators mutually agreeable to the Parties. If the Parties in the Arbitration Action cannot mutually agree upon the selection, the arbitrators shall be selected in accordance with the rules of the then effective Commercial Arbitration Rules of the American Arbitration Association. To the extent not governed by such rules, such arbitrators shall be directed by the Parties in the Arbitration Action to set a schedule for determination of such dispute, claim or controversy that is reasonable under the circumstances. Such arbitrators shall be directed by the Parties in the Arbitration Action to determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or evidence) that would be applied by a federal court required to apply the internal law (and not the law of conflicts) of the State of Delaware. The arbitration will be conducted in the English language in Palm Beach County, Florida. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction. For the avoidance of doubt, nothing in this Section 12(c) shall prevent any Party from seeking interim injunctive relief in the Delaware Court of Chancery, the courts of the United States located in the State of Delaware or the Delaware Superior Court to prevent irreparable injury pending appointment of the arbitrators pursuant to this Section 12(c).

(d) Each Party hereby (i) consents to service of process in any lawsuit between or among the Parties arising in whole or in part under or in connection with this Agreement or any other Transaction Agreement in any manner permitted by the Laws of the State of Delaware, (ii) agrees that service of process made in accordance with clause (i) above, or made by registered or certified mail, return receipt requested, at its address specified in Section 17, will constitute good and valid service of process in any such lawsuit, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such lawsuit any claim that service of process made in accordance with clause (i) or clause (ii) above does not constitute good and valid service of process.

(e) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12 shall be null and void, ab initio.

14. Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

15. Enforcement. The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties hereto acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Required Member’s obligations to vote its Required Company Equity Securities as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 15 shall not be required to provide any bond or other security in connection with any such injunction.

16. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

17. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company or, following the Closing, Acquiror:

Lexyl Travel Technologies, LLC

205 Datura St., 10th Floor

West Palm Beach, FL 33401

Attn: Tim Hentschel, Chief Executive Officer

E-mail: tim.hentschel@HotelPlanner.com.com

with copies (which shall not constitute notice) to:

Gunster

777 South Flagler Drive

Suite 500 East

West Palm Beach, FL 33401-6194

Attn:  David G. Bates, Esq.

Milton Vescovacci, Esq.

Mahesh Nanwani, Esq.

Robert Lamm, Esq.

Email: dbates@gunster.com

mvescovacci@gunster.com

mnanwani@gunster.com

rlamm@gunster.com

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Ryan Maierson

Tana Ryan

Navneeta Rekhi

Email:  ryan.maierson@lw.com

tana.ryan@lw.com

navneeta.rekhi@lw.com

If prior to the Closing, to Acquiror:

Astrea Acquisition Corp.

55 Ocean Lane Drive, Apt. 3021

Key Biscayne, Florida 33149

Attention: Felipe Gonzalez

E-mail: fgonzalez@strongrockcap.com

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: Jeff Gallant, Esq.

Email: jgallant@graubard.com

If to the Required Members, at the address for such Required Member listed on the signature pages hereto, or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

18. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter hereof exist between the Parties except as expressly set forth or referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ASTREA Acquisition Corp.

By:
Name:
Title:

LEXYL TRAVEL TECHNOLOGIES, LLC By: HP Management ventures, llc, its Manager

By:
	Name:	Tim Hentschel
	Title:	Manager

By:
	Name:	John Prince
	Title:	Manager

Signature Page to Member Support Agreement

REQUIRED mEMBERS:

[●]

By:
Name:
Title:

Signature Page to Member Support Agreement

SCHEDULE I

Required Members

Required Member	Class of Units	Number of Units